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                                                      EXHIBIT 10.5

                            AMENDMENT TO

                      DEATH BENEFITS AGREEMENT

      National Fuel Gas Company ("Company"), by action of its Board of Directors at its September 15, 1993 meeting, authorized the president of the Company to amend certain existing executive benefit agreements to reflect compensation that has been or will be provided under the Company's Annual At Risk Compensation Incentive Program ("AARCIP"). Accordingly, the Company, and Richard Hare ("Executive"), do hereby amend the death benefit agreement, dated April 1, 1991 respecting the Executive, which was previously executed by the parties hereto ("Agreement"), as follows:

      1. The following language shall be added at the end of the third sentence of Article I, paragraph (a):

                (as further described in Article II)."

      2. Article II, paragraph (a) of the Agreement is hereby amended and restated to reads as follows:

                (a) After the death of the Executive, if the Policy (as defined in Article III) has not split (see Article IV) before Executives's death, the Policy shall pay to the Beneficiary (i) 24 times the base monthly salary provided by the Company to the Executive ("Base Monthly Salary") at the time of Executive's death, plus two times the most recent annual award under the Company's Annual At Risk Compensation
                Incentive Program (AARCIP), if the
                Executive dies while employed by the
                Company, or (ii) 24 times the base
                Monthly Salary for the month prior to the Executive's commencement of retirement, plus two times the most recent annual award to the Executive under the AARCIP.
                If the Executive has retired on
                disability retirement and becomes
                reemployed by the Company, or if the
                Executive otherwise becomes reemployed by the Company, the second date of commencement of retirement shall be used for purposes of computing benefits. The
                Company shall then be entitled to
                recover, out of the Policy's proceeds and directly from the Policy's insurer, the total of the premiums paid by the Company on the Policy, less and distributions to the Company (including loans) on the Policy."

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          3.    Article II, paragraph (c) is amended and
                restated to read as follows:

                "An example of the Company's recovery
                from the Policies' proceeds hereunder is as follows: If the company has paid a total of $400,000 in premiums on the Policies, at the time Executive died, and the Policies paid death benefits of $2,400,000, the Company would first recover its $400,000. Then if the Executive's salary were $60,000 per month, Beneficiary would received 24 times that amount, or, $1,440,000. And, if the most recent award to the Executive under the AARCIP were $250,000,
                Beneficiary would receive two times that amount, or $500,000. Then, Company and Beneficiary would share the $60,000 excess equally. ($2,400,000 - $400,000 -
                $1,440,000 - $500,000 = $60,000.)  The
                Company would recover $400,000 plus
                $30,000 in addition to the $1,940,000
                death benefit provided for in paragraph
                (a).

In all other respects, the Agreement, and subsequent amendments or addenda thereto, shall remain unchanged.

      IN WITNESS WHEREOF, the parties hereto have executed this amendment at Buffalo, New York, on the 15th day of March, 1994.

                                    NATIONAL FUEL GAS COMPANY

/s/ Robert J. Dauer                 By:/s/Bernard J. Kennedy
Witness                                Bernard J. Kennedy
                                       President, Chief Executive
                                       Officer
                                       and Chairman of the Board
                                       of Directors

                                       RICHARD HARE

/s/ Robert J. Dauer                 By:/s/Richard Hare
Witness